Exhibit 99.1

Dear Board Member,

I have been discussing with Peter Bloch for quite sometime the ideal moment to step down from the Board of Bionik Lab.

As I mentioned to the Board in my letter of resignation as Chief Science Officer last May, I am not in agreement with the poorly constructed strategy and execution by the decision makers at Bionik.

In talking with Peter early this morning, he indicated that he believes it will not be harmful to the company to announce my decision now.

Hence, effective immediately, I am resigning from the Board of Directors of Bionik Lab and I will not join you for the Board call tomorrow morning.

It is a pity that we never had the opportunity to meet face-to-face.

I think I would have enjoyed learning of your interests and views for the future.

Wish you well.

best regards,

Hermano Igo Krebs, Ph.D.

IEEE Fellow

Principal Research Scientist & Lecturer

MIT, Mechanical Engineering Dept

Adjunct Professor

University of Maryland, School of Medicine, Dept Neurology

Visiting Professor

Osaka University, Mechanical Science and Bioengineering Dept

Fujita Health University, School of Medicine

Newcastle University, Institute of Neuroscience

Loughborough University, The Wolfson School of Engineering

Member Scientific PhD Board

University Campus Bio-Medico of Rome, Programme Bioengineering & Biosciences